UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 of
the Securities Exchange Act of 1934

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EFactor Group Corp.

(Name of Registrant as Specified in its Charter)

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EFactor Group Corp.

1177 Avenue of the Americas, Suite 5060

New York, NY 10036

INFORMATION STATEMENT
February 17, 2015

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being made available to the stockholders of record of EFactor Group Corp. (“we”, “us”, or “our”, or the “Company”), as of the close of business on February 17, 2015. This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

This Information Statement is being furnished to you to inform you that the holders of shares representing a majority of the voting power of our securities have adopted, by written consent, resolutions authorizing us to approve and adopt an amendment the Company’s Articles of Incorporation (the “Amendment”) to effect an increase in the number of shares of common stock of the Company authorized for issuance from 175,000,000 to 300,000,000.

Increase in Authorized Common Stock

We have funded a large part of our working capital and acquisition needs from the sale of securities, including the sale of convertible promissory notes and warrants. We currently are authorized to issue up to 175,000,000 shares of common stock. However, as of February 17, 2015, we had issued and outstanding a total of 146,897,069 shares of common stock and would like to effect an increase to successfully execute our business strategy for possible acquisitions and in raising additional capital. In addition, we have a number of convertible promissory notes outstanding. If these convertible promissory notes are converted, approximately 2,000,000 additional shares of common stock would be issued to the noteholders. Accordingly, if the maximum number of shares are issued upon the conversion of currently outstanding promissory notes and in connection with possible acquisitions, we would exceed our number of authorized shares of common stock.

The purpose of the increase in the number of authorized shares of common stock is to make additional shares of capital stock available for issuance by our company as the Board deems appropriate or necessary. As we have previously publicly disclosed, based upon our currently available funds, we will have to obtain additional financing in order to fund our ongoing business and operations and meet our working capital needs. The additional authorized shares may be needed in the future in connection with possible acquisitions of other companies, businesses or assets, or in connection with establishing strategic partnerships or other business relationships, or for other corporate purposes. Furthermore, we currently anticipate that we will seek to raise additional capital through the sale of additional shares of common stock, preferred stock or securities convertible into common stock.

Our Board does not intend to solicit further stockholder approval prior to the issuance of any authorized shares of common stock, except as may be required by applicable law. Holders of our common stock as such have no statutory preemptive or subscription rights with respect to future issuances of common stock.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any preferred stock then outstanding, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

The increase in the authorized number of shares of common stock will not have any immediate effect on the rights of existing stockholders. Any subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the company. Any issuance of additional shares of common stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the company. Except pursuant to outstanding warrants and convertible notes, we have no present agreement or commitment, however, to issue any additional shares of common stock.

This Information Statement is being first sent or given to security holders on or about March 2, 2015.

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MEETING NOT REQUIRED

Under Section 78.390 of the Nevada Revised Statutes (the “NRS”), an amendment to our Articles of Incorporation must be proposed by resolution of the Board of Directors and be approved of by stockholders holding shares entitling them to exercise at least a majority of the voting power of the company. Section 78.320 of the NRS provides that, unless otherwise provided in a corporation’s articles of incorporation or bylaws, actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding not less than at least a majority of the voting power of the company. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors decided to obtain, and did in fact obtain, the written consent of certain stockholders holding the requisite number of votes that would be necessary to authorize or take such action. Our Bylaws, as amended, also permits action to be taken by the written consent of the stockholders holding not less than at least a majority of the voting power of the company.

DISSENTERS’ RIGHT OF APPRAISAL

There are no dissenters rights of appraisal applicable to this action to adopt the Amendment.

OUTSTANDING SHARES AND VOTING RIGHTS

As of February 17, 2015, our authorized capitalization consisted of 175,000,000 shares of common stock, of which 146,897,069 shares were issued and outstanding.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.

CONSENTING STOCKHOLDERS

The approval of the Amendment requires the consent of no less than a majority of the voting power of the Company. The following stockholders, owning the number of shares set forth opposite their names, consented in writing to the Amendment:

NAME	Voting Shares	Percentage of Voting Power
Martin Prescott	7,600,000	3.6%
Vitis Vinifera Trust (1)	39,956,445	19.1%
Salvia Officinalis Trust (2)	39,946,445	19.1%
555 Pdy Ltd	6,098,016	2.9%
Narcissus Trust (3)	6,259,570	3.0%
Leaderstreight Inc. (4)	4,361,293	2.1%
Increasive Ventures B.V.	4,094,324	2.0%
Mark Stanich	2,815,629	1.3%
Thomas Trainer	2,267,456	1.1%
	113,399,178	54%

(1) Mr. Adriaan Reinders, our CEO, may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Vinis Vitifera Trust.

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(2) Ms. Marion Freijsen, our COO, may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Salvia Officinalis Trust.

(3) Mr. Roeland Reinders may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Narcissus Trust.

(4) Mr. Ruud Smeets, our President of Networking, may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Leaderstreight Inc.

Section 78.320 of the NRS provides that, unless otherwise provided in a corporation’s articles of incorporation, actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding not less than at least a majority of the voting power of the company. Our Bylaws require the same proportion of votes. Accordingly, the Amendment was duly approved and no further votes will be needed.

No consideration was paid for the consent of any consenting stockholder.

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STOCKHOLDINGS OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of February 17, 2015, with respect to (i) those persons known to us to beneficially own more than 5% of our voting securities, (ii) each of our directors, (iii) each of our executive officers, and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the beneficial owners have sole voting and dispositive power with respect to the shares beneficially owned. As of February 17, 2015, there were 146,897,069 shares of the Company’s common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock	Voting Percentage

Certain Beneficial Owners:
Quintessentially Publishing Limited	12,465,131	8.5%	6.0%
29 Portland Place London W1B 1QB United Kingdom
Adriaan Reinders (3)	8,706,445	5.9%	19.1%
Marion Freijsen (4)	8,696,445	5.9%	19.1%
FreedomLab B.V.	7,994,353	5.4%	3.8%
Plantage Middenlaan 60-62 1018 DH Amsterdam The Netherlands
Martin Prescott (5)	7,600,000	5.2%	3.6%

Ruud Smeets (6)	4,361,293	3.0%	2.1%
Tom Trainer	2,267,456	1.5%	1.1%
Mark Stanich	2,815,629	1.9%	1.3%
Mark Noffke	715,894	*	*
Brian Banmiller	665,436	*	*

All directors and named executive officers as a group (7 persons)	28,228,598	19.2%	43.3%

____________________________

* Less than 1%.

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(1) Unless otherwise indicated, the business address of each person listed is c/o EFactor Group Corp., 1177 Avenue of the Americas, Suite 5060 New York, NY 10036.

(2) For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of the date of this prospectus.

(3) Mr. Reinders may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Vinis Vitifera Trust.

(4) Ms. Freijsen may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Salvia Officinalis Trust.

(5) Mr. Prescott was the former owner of HT Skills Ltd, in which the Company purchased in July 2014. Mr. Prescott serves as a Managing Director of this business segment.

(6) Mr. Smeets may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Leaderstreight Inc.

PROPOSALS BY SECURITY HOLDERS

As of the date of this Information Statement, no proposals have been received by the Company.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements, as filed with the SEC. You are encouraged to review the Annual Report and any subsequent information we filed or will file with the SEC and other publicly available information.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 1177 Avenue of the Americas, Suite 5060, New York, NY 10036 USA.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

February 17, 2015	By Order of the Board of Directors, /s/ ADRIAAN REINDERS Adriaan Reinders Chief Executive Officer

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APPENDIX A

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
EFACTOR GROUP CORP.

EFactor Group Corp., a corporation duly organized and existing under and by virtue of the Nevada Revised Statutes (the “Corporation”), does hereby certify that:

Article 4 of the Corporation’s Articles of Incorporation on the date hereof (the “Amendment”), permitting such action to be taken.

FIRST:  The Corporation filed its original Articles of Incorporation with the Secretary of State of Nevada on July 27, 2001.

SECOND:  The Corporation filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada on September 9, 2006. The Corporation filed a Certificate of Amendment with the Secretary of State of Nevada on October 11, 2013 (the “Corporation’s Articles”).

THIRD:  Pursuant to the Unanimous Written Consent of the Corporation’s Board of Directors, dated February 5, 2015, the following amendments to the Corporation’s Articles were approved:

Article IV “AUTHORIZED SHARES” of the Corporation’s Articles is amended to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock, designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock authorized to be issued is Three Hundred Million (300,000,000) with a par value of $.001 per share. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Twenty Million (20,000,000) shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes.  The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.  The Board of Directors also has express authority over any wholly unissued shares.

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FOURTH:  That the foregoing amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in lieu of meeting in accordance with Section 78.390 of the Nevada Revised Statutes, as amended.

FIFTH:  That the aforesaid amendment was duly adopted in accordance with the laws of the State of Nevada.

SIXTH:  This Certificate of Amendment shall be effective as of February __, 2015.

IN WITNESS WHEREOF, EFactor Group Corp. has caused this Certificate to be executed by its authorized officer on this __th day of February, 2015.

EFACTOR GROUP CORP.

By: ____________________
Name: Adriaan Reinders
Office: Chief Executive Officer

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